State of Delaware
Secretary of State
Division of Corporations
Delivered 05:48 PM 08/17/2011
FILED 05:44 PM 08/17/2011
SRV 110930115 - 5012356 FILE

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A STATUTORY TRUST TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)	The jurisdiction where the Statutory Trust first formed is	Delaware	.

2.)	The jurisdiction immediately prior to filing this Certificate is	Delaware	.

3.)	The date the Statutory Trust first formed is	July 19, 2011	.

4.)	The name of the Statutory Trust immediately prior to filing this Certificate is
	Global Chartist Fund	.

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is
	Global Chartist Fund, LLC	.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the
17th	day of	August	,	A.D.	2011	.

By:	/s/ Deborah Kaback
Authorized Person

Name:	Deborah Kaback
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State of Delaware
Secretary of State
Division of Corporations
Delivered 05:48 PM 08/17/2011
FILED 05:44 PM 08/17/2011
SRV 110930115 - 5012356 FILE

STATE OF DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE OF FORMATION

∙ First:	The jurisdiction where the Statutory Trust first formed is
Global Chartist Fund, LLC

∙ Second:	The address of its registered office in the State of Delaware is
	2711 Centerville Rd, st 400			in the City of	Wilmington
	Zip Code	19808	.

The name of its Registered agent at such address is
Corporation Service Company	.

∙ Third:	(Insert any other matters the members determine to include herein.)

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation this
17th	day of	August	20	11	.

By:	/s/ Deborah Kaback
Authorized Person(s)

Name	Deborah Kaback
Print or Type